SECURITIES AND EXCHANGE COMMISSION

             		      WASHINGTON, D.C.  20549



                      			    FORM 8-K

                      			 CURRENT REPORT





Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   SEPTEMBER 6, 2000
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           		      BANGOR HYDRO-ELECTRIC COMPANY
	      -----------------------------------------------------
   	  (Exact name of registrant as specified in its charter)





    	  MAINE                         0-505               01-0024370
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(State of Incorporation)     (Commission File No.)   (IRS Employer ID No.)





     33 STATE STREET, BANGOR, MAINE                       04401
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:   207-945-5621
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Current Report, Form 8-K                     Date of Report
BANGOR HYDRO-ELECTRIC COMPANY                SEPTEMBER 6, 2000
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ITEM 5.  OTHER EVENTS
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	On August 22, 2000, HoltraChem Manufacturing Company ("HoltraChem")
announced that it will cease production at its Orrington, Maine manufacturing facility on September 15, 2000 and will close the facility by mid-October of 2000. HoltraChem, a manufacturer of caustic soda and chlorine, has been a major user of the Company's transmission and distribution services, and before the restructuring of the electric utility industry in Maine earlier this year, was a major purchaser of energy from the Company.

	For the 12 months ended June 30, 2000, the Company earned approximately $1.6 million pre-tax associated with the provision of transmission and distribution services to HoltraChem, or approximately 7% of the Company's total pre-tax income during that period. The Company has no current plans to seek authorization for any rate adjustments from the Maine Public Utilities Commission ("MPUC") to account for the loss of revenues from HoltraChem. The Company has, however, already announced its intention to file a comprehensive rate plan with the MPUC following completion of its pending merger with Emera, Inc. Such a rate plan would address the loss of revenues from HoltraChem.



                             				 BANGOR HYDRO-ELECTRIC COMPANY



                           				   by  /s/ Frederick S. Samp
				                                 -----------------------
				                              Frederick S. Samp
                         				     Chief Financial Officer

Dated:  September 6, 2000